UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
November 12, 2004

Maxtor Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation	1-16447 (Commission File No.)	77-0123732 (I.R.S. Employer Identification No.)

500 McCarthy Blvd., Milpitas, California 95035
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(408) 894-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 12, 2004, Maxtor Corporation (the “Company”) entered into an Employment Offer Letter with Dr. C.S. Park whereby Dr. Park shall serve as the Company’s Chief Executive Officer. Under the Agreement, Dr. Park will receive an annual salary of $700,000, a grant of an option to purchase 750,000 shares of the Company’s common stock, vesting quarterly over two years and subject to the terms of the Company’s Amended and Restated 1996 Stock Option Plan, a grant of 100,000 Restricted Stock Units, subject to the terms of the Company’s Restricted Stock Unit Plan, and other compensation as set forth in the Employment Offer Letter attached as Exhibit 99.1 to this Current Report. As of the same date the Company also entered into an Executive Retention and Severance Participation Agreement with Dr. Park by which he will participate in the Company’s Executive Retention and Severance Plan, with terms and conditions set forth in the form of such agreement previously filed by the Company, and a Restricted Stock Unit Award Agreement by which he will be receiving the 100,000 Restricted Stock Units. The Restricted Stock Unit Award Agreement provides for payment in cash for the value of vested Restricted Stock Units in accordance with the terms of the Restricted Stock Unit Plan, subject to applicable tax withholding. The Restricted Stock Units vest 50% on the first anniversary of the date of his employment and 50% on the second anniversary of the date of his employment, provided there is no termination of service of Dr. Park. If Dr. Park’s service is terminated by the Company other than for Cause (as defined in the Restricted Stock Unit Plan), his award shall vest in full effective as of the date of termination of his service.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On November 12, 2004, Paul J. Tufano left his positions as President, Chief Executive Officer and Acting Chief Financial Officer of the Company, and also resigned as a director of the Company, as announced in the Company’s press release attached as Exhibit 99.2 to this Current Report. Mr. Tufano served as the Company’s principal executive officer and principal financial officer. Mr. Tufano’s departure is governed by an Executive Retention and Severance Participation Agreement and Executive Retention and Severance Plan with terms and conditions set forth in the forms as previously filed by the Company.

(c) On November 12, 2004, the Company’s Board of Directors appointed Dr. C.S. Park, the Chairman of the Company’s Board of Directors, to serve as the Company’s Chief Executive Officer, as announced in the Company’s press release attached as Exhibit 99.2 to this Current Report, replacing Paul J. Tufano in the role of Chief Executive Officer.

     Dr. Park has been Chairman of the Company’s Board of Directors since May 1998 and has served as a member of the Company’s Board of Directors since February 1994. Dr. Park served as Investment Partner and Senior Advisor at H & Q Asia Pacific, a private equity firm, from April 2004 until September 2004, and as a Managing Director for the firm from November 2002 to March 2004. Dr. Park served as President and Chief Executive Officer of Hynix Semiconductor, Inc. from March 2000 to May 2002, and from June 2000 to May 2002 he also served as its Chairman. Dr. Park served as Chairman of Hynix Semiconductor America Inc. from September 1996 to July 2002, and from September 1996 to March 2000 he also served as its President and Chief Executive Officer. From September 1996 to May 1998, Dr. Park served as Vice Chairman of the Company’s Board of Directors. Dr. Park served as the Company’s President and Chief Executive Officer from February 1995 until July 1996. From 1993 until his appointment as President and Chief Executive Officer of the Company in 1995, he was Chairman, President and Chief Executive Officer of Axil Computer, Inc., a workstation computer manufacturer. Dr. Park is 56 years old.

     See disclosure under Item 1.01 above for the material terms of Dr. Park’s employment offer letter and other material terms of his employment.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit
No.	Description
99.1	Employment Offer Letter dated as of November 12, 2004 from Maxtor Corporation to Dr. C.S. Park
99.2	Press Release dated November 15, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2004

MAXTOR CORPORATION
By:	/s/ C.S. Park
	Name:	C.S. Park
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Employment Offer Letter dated as of November 12, 2004 from Maxtor Corporation to Dr. C.S. Park
99.2	Press Release dated November 15, 2004